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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-51193, 33-60093, 33-60091, 33-59091, 33-58148
and 33-58146) of The Warnaco Group, Inc. of our report dated June 25, 1999 appearing on page F-1 of this Annual Report on Form 11-K.

PRICEWATERHOUSECOOPERS LLP
New York, New York
June 28, 1999